Exhibit (d)(2)


                           Harris Insight Funds Trust


                  Assumption, Release and Termination Agreement


                  This agreement is made as of April 30, 2001, among Harris Insight Funds Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), Harris Trust and Savings Bank, an Illinois banking corporation ("Harris"), and Harris Investment Management, Inc, a Delaware corporation ("HIM").

                                    Recitals

         A. Pursuant to the investment advisory contract between the Trust and Harris dated April 28, 2000, as supplemented on September 5, 2000 (the "Advisory Contract"), Harris currently provides services to the Trust, and the Trust compensates Harris, with respect to the following series of the Trust:

          Harris Insight Equity Fund
          Harris Insight Equity Income Fund
          Harris Insight Growth Fund
          Harris Insight Index Fund
          Harris Insight Small-Cap Opportunity Fund
          Harris Insight Small-Cap Value Fund
          Harris Insight International Fund
          Harris Insight Emerging Markets Fund
          Harris Insight Balanced Fund
          Harris Insight Convertible Securities Fund
          Harris Insight Bond Fund
          Harris Insight Short/Intermediate Bond Fund
          Harris Insight Intermediate Government Bond Fund
          Harris Insight Tax-Exempt Bond Fund
          Harris Insight Intermediate Tax-Exempt Bond Fund
          Harris Insight Money Market Fund
          Harris Insight Tax-Exempt Money Market Fund
          Harris Insight Government Money Market Fund
          Harris Insight Large-Cap Aggressive Growth Fund
          Harris Insight Small-Cap Aggressive Growth Fund
          Harris Insight Technology Fund

         B. Pursuant to the portfolio management contract between Harris and HIM dated April 28, 2000, as supplemented on September 5, 2000 (the "Portfolio Management Contract"), HIM currently provides services to the Trust, and Harris compensates HIM, with respect to each of such series of the Trust.

         C. Harris wishes to transfer to HIM its rights and obligations under the Advisory Contract and HIM wishes to accept such rights and assume such obligations, and both Harris and HIM wish to terminate the Portfolio Management Contract.

         D. The Trust is willing to consent to such transfer of rights and obligations under the Advisory Contract and to such termination of the Portfolio Management Contract.

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                                    Agreement

        In consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

         1. From and after the close of business on the date hereof, HIM shall become a party to the Advisory Contract in place and stead of Harris, and Harris shall be released from its obligations under the Advisory Contract for all periods following the date hereof.

         2. As of the close of business on the date hereof, the Portfolio Management Contract is terminated.

         3. The Declaration of Trust of the Trust is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of the Trust entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are not made individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Trust personally but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

         The parties have executed and delivered this agreement as of the date first written above.

                                           HARRIS INSIGHT FUNDS


                                           By   /x/  Peter Capaccio
                                                ---------------------
                                                Name:  Peter Capaccio
                                                Title: President


                                           HARRIS TRUST AND SAVINGS BANK


                                           By   /x/  Peter Capaccio
                                                ---------------------
                                                Name:  Peter Capaccio
                                                Title: Senior Vice President


                                           HARRIS INVESTMENT MANAGEMENT, INC.


                                           By   /x/  W. O. Leszinske
                                                ---------------------
                                                Name:  W.O. Leszinske
                                                Title: President